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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: November 24, 2004

                          Commission File No. 001-13783

                      INTEGRATED ELECTRICAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                     76-0542208
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                              1800 West Loop South
                                    Suite 500
                              Houston, Texas 77027
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (713) 860-1500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On November 24, 2004, in connection with the closing of the private placement (the "Private Placement") of $36 million in principal amount of its Series A and Series B 6.5% Senior Convertible Notes due 2014 (the "Notes"), Integrated Electrical Services, Inc. (the "Company") entered into (i) an Indenture (the "Indenture") among the Company, The Bank of New York as trustee (the "Trustee") and the Company's significant subsidiaries as guarantors of the Notes (the "Guarantors") relating to the Notes and (ii) a Registration Rights Agreement among the Company, the Guarantors and Amulet Limited and Marathon Global Convertible Master Fund, Ltd. as purchasers of the Notes (the "Purchasers").

         The Registration Rights Agreement requires the Company to file within 180 days of the closing date of the Private Placement a shelf registration statement on Form S-3 registering the offer and sale of the common stock underlying the Notes and to cause such registration statement to become effective no later than 360 days from the closing date of the Private Placement. If the Company does not satisfy its registration obligations under the Registration Rights Agreement, it will become obligated to pay liquidated damages equal to 0.25% for the first 90 days, and 0.50% thereafter, of the aggregate principal amount of the Notes or, with respect to shares of common stock issued upon conversion of the Notes, of the conversion price then in effect with respect to the Notes. The Company will bear any registration expenses under the Registration Rights Agreement. The description of the Registration Rights Agreement set forth in this Item 1.01 is qualified by the terms of the Registration Rights Agreement itself, a copy of which is attached as Exhibit 10.2 hereto.

         The information disclosed with respect to the Indenture under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 in its entirety.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The Notes, which were issued under the Indenture on November 24, 2004, constitute senior unsecured obligations of the Company. Pursuant to the Indenture, the Notes require payment of interest semi-annually in arrears on May 1 and November 1 of each year at an annual rate of 6.5%, have a stated maturity of November 1, 2014, are guaranteed on a senior unsecured basis by the Guarantors and are convertible at the option of holders of the Notes into shares of the Company's common stock at a conversion price of $3.25 per share, subject to adjustment. The total number of shares of common stock deliverable upon conversion of the Notes is limited to approximately 9.4 million shares (including approximately 1.9 million treasury shares), plus any treasury shares acquired after the closing date of the Private Placement, and upon exhausting these reserved shares the Company will be required to settle its remaining conversion obligations in cash absent stockholder approval of the issuance of additional shares. Additionally, if stockholder approval of the issuance of such additional shares is not obtained by March 1, 2006, liquidated damages will begin to accrue on the Notes at a rate of 1% per year.

         Under the Indenture, the Notes may be redeemed, in whole or in part, at the option of the Company on or after November 1, 2008 so long as the last reported trading price of the Company's common stock has exceeded 150% of the conversion price then in effect for at least 20 trading days in the 30 consecutive trading days ending on the day prior to the date on which the Company delivers notice of redemption. The Notes may be redeemed for cash at a redemption price equal to the principal amount of the Notes redeemed plus accrued and unpaid interest and liquidated damages, if any. Upon redemption, holders of redeemed Notes will also be entitled to a redemption premium equal to the net present value of remaining scheduled interest payments through the date of maturity (a "Redemption Premium"). Following a redemption notice, holders of Notes who elect to convert their Notes prior to the date of redemption will also receive a Redemption Premium.

         Holders of the Notes have the right, pursuant to the Indenture, to require the Company to purchase all or any portion of the Notes upon the delisting of the Company's common stock, certain changes in control of the Company, the sale of substantially all of the assets of the Company or the Company's liquidation or bankruptcy (any of the foregoing, a "Fundamental Change") or at any time on or after November 1, 2008, in each case at a purchase price equal to 100% of the Notes to be repurchased plus any accrued and unpaid interest and liquidated damages, if any. The Company may elect to pay any such purchase price in cash, shares of Company common stock, subject to certain limitations, or a combination thereof. Holders of Notes who elect to convert their Notes within the period beginning fifteen days prior to and ending fifteen days after the effective date of a Fundamental Change will receive a make-whole premium in addition to shares or cash delivered in satisfaction of the Company's conversion obligation.

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         The Trustee or the holders of at least 25% in aggregate principal amount of the Notes may declare the principal amount of the Notes, together with accrued and unpaid interest and liquidated damages, if any, to be immediately due and payable upon the occurrence of an event of default, including the Company's and, in certain circumstances, the Guarantors': (i) failure to pay principal on any Note when due at maturity, or failure to pay the redemption price when due, (ii) failure to pay interest on the Notes, (iii) failure to comply with the covenants or warranties relating to the Notes, (iv) failure to deliver shares of common stock when required to do so upon conversion of any Notes, (v) failure to give proper notice of a Fundamental Change, (vi) default with respect to other indebtedness that results in acceleration of an amount in excess of $25 million, (vii) failure to pay final judgments in excess of $25 million or (viii) bankruptcy, insolvency or reorganization. The description of the Indenture set forth in this Item 2.03 is qualified by the terms of the Indenture itself, a copy of which is attached as Exhibit 10.1 hereto.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

            10.1 Indenture, dated November 24, 2004, among the Company, The Bank of New York as trustee and the Guarantors named therein.

            10.2 Registration Rights Agreement, dated November 24, 2004 among the Company and the Purchasers and Guarantors named therein.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            INTEGRATED ELECTRICAL SERVICES, INC.


                                            By: /s/ David A. Miller
                                               ---------------------------------
                                               David A. Miller
                                               Vice President and
                                               Chief Accounting Officer


Dated: November 30, 2004

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                                 EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
  10.1      Indenture, dated November 24, 2004, among the Company, The Bank of
            New York as trustee and the Guarantors named therein.

  10.2 Registration Rights Agreement, dated November 24, 2004 among the Company and the Purchasers and Guarantors named therein.